                                                                      Exhibit 99


                                ESCROW AGREEMENT
                                ----------------


     THIS AGREEMENT (the "Escrow Agreement") is made as of the 31ST day of May, 1996, by and among THE WIMMER COMPANIES, INC., a Tennessee corporation (the "Company"), GLEN A. WIMMER an individual resident of the State of Tennessee (the "Shareholder"); those individuals and entities listed on Exhibit "A" attached hereto and made a part hereof (individually a "Note Holder" and collectively the "Note Holders"), GRAPHIC INDUSTRIES, INC., a Georgia corporation ("Graphic"), MERCURY PRINTING COMPANY, INC., a Tennessee corporation and wholly-owned
subsidiary of Graphic ("Mercury"), WIMMER ACQUISITION CORP.,   a Tennessee
corporation and wholly-owned subsidiary of Mercury ("WAC") and UNITED AMERICAN BANK OF MEMPHIS,as Escrow Agent ("Escrow Agent").

     Graphic, Mercury, WAC, the Shareholder and the Company, have entered into that certain Agreement and Plan of Reorganization dated as of May 31, 1996, (the "Reorganization Agreement"), pursuant to which the Company is transferring certain assets, subject to certain liabilities, to WAC (the "Reorganization") and the Company may receive, certain shares of the Common Stock, $.10 par value, of Graphic ("Graphic Common Stock"), to be issued and held in escrow as provided in the Reorganization Agreement and herein.

     Graphic, Mercury, WAC, the Company and the Note Holders have entered into that certain Note Purchase Agreement of even date (the "Note Purchase Agreement") pursuant to which WAC is purchasing certain promissory notes issued by the Company and held by the Note Holders more particularly described in the Note Purchase Agreement (collectively the "Notes") and in consideration therefor, the Note Holders will receive certain shares of Graphic Common Stock, of which a certain number are to be issued and held in escrow as provided in the Note Purchase Agreement and herein.

     The transactions contemplated in the Reorganization Agreement and in the Note Purchase Agreement are being consummated simultaneously and are referred to
collectively as the "Transactions."   The Reorganization Agreement and the Note
Purchase Agreement will be collectively referred to herein as the "Acquisition Agreements." Further, pursuant to the Acquisition Agreements, and an Indemnification Agreement of even date among

Mercury, Graphic, WAC, the Stockholder, the Company and the Note Holders (the "Indemnification Agreement"), the Company, the Noteholders and the Stockholder (collectively referred to herein as the "Wimmer Parties") are jointly and severally liable to Graphic, WAC and Mercury for certain matters more particularly described herein and therein. As used in this Agreement, the term "Escrow Shares" shall mean and include any shares of Graphic Common Stock, or the proceeds thereof, deposited with or held by the Escrow Agent pursuant to the terms and conditions hereof whether issued in escrow hereunder pursuant to either of the Acquisition Agreements.

     Escrow Agent has agreed to serve in such capacity in accordance with the terms and conditions hereof.

     THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows.

     1.  Deposit of Escrow Shares.
         ------------------------

     (a) On the Closing Date (as defined in the Acquisition Agreements), Graphic shall cause to be issued to and deposited with Escrow Agent, a total of ________shares of Graphic Common Stock (the "Escrow Shares") in connection with the Transactions. The number of Escrow Shares shall equal, rounded to the nearest whole number of shares, thirty percent (30%) of the total number of shares of Graphic Common Stock to be issued in connection with the Transactions. The Escrow Shares shall be issued in the name of Escrow Agent or in such nominee name as Escrow Agent may elect, all for the benefit of the parties to this Agreement, and the Escrow Shares shall be held by Escrow Agent pursuant to the terms and conditions hereof, and not disposed of or disbursed except in accordance with the terms and conditions of this Agreement.

     (b) The term "Escrow Shares" shall also include any dividends or proceeds thereof and all interest or income earned on such dividends or proceeds relating to the Escrow Shares, and any additional shares of Graphic Common Stock delivered to Escrow Agent due to an increase in the number of shares of Graphic Common Stock to be issued in the Reorganization in accordance with the Reorganization Agreement.

     2.  Escrow Shares.  Upon receipt of the Escrow Shares, Escrow Agent shall
         -------------
hold the Escrow Shares and invest any such proceeds, interest and dividends as set forth herein. The Escrow Shares and the proceeds thereof, including interest and dividends, shall be held intact and delivered to Graphic or the Wimmer Parties or both, pursuant to the terms hereof. Escrow Agent shall make no distributions of any Escrow Shares except in strict compliance with the terms and conditions of this Agreement.

     3.  No Dispositions.  During the term of this Agreement no party shall be
         ---------------
entitled to, and Escrow Agent shall not, sell, assign, hypothecate, encumber or otherwise dispose of any of the Escrow Shares; provided, however, that during the term of this Agreement, the Wimmer Parties, in proportion to their relative interests in the Escrow Shares, shall be entitled to instruct the Escrow Agent to sell Escrow Shares so long as any and all proceeds of such sales continue to be held in escrow pursuant to the terms and conditions hereof and are invested by the Escrow Agent in United States government securities or in money market funds which deal only in United States government securities.

     4.  Voting Rights.  During the term of this Agreement, and pending any
         -------------
distribution of any of the Escrow Shares to Graphic as herein provided, the Wimmer Parties shall have the right to vote the Escrow Shares. Escrow Agent shall execute proxies or other voting instruments so as to give the Wimmer Parties the right to vote the Escrow Shares, in proportion to their relative interests in the Escrow Shares.

     5.  Term.  The term of this Escrow Agreement shall be twelve (12) months
         ----
from the Closing Date or until there are no Escrow Shares held pursuant hereto, whichever occurs sooner (the "Term"), unless the term hereof is extended by the mutual written consent of the parties hereto or unless there shall be Claims, as defined below, pending at the original termination date, in which event, the Term shall automatically be extended until all such Claims that arose and were made known in writing to the Wimmer Parties within twelve (12) months from the Effective Date are resolved. Notwithstanding the foregoing, the indemnification to Escrow Agent set forth in Section 9 hereof shall survive the termination of this Escrow Agreement or the resignation of Escrow Agent.

     6.  Releases from Escrow.
         --------------------

     (a) The Escrow Shares shall be returned to Graphic in accordance with the procedures set forth herein and upon the occurrence of any of the following events: (i) repurchase of certain accounts receivable of the Company as determined under Section 2.6(c) of the Reorganization Agreement; (ii) other downward adjustments in the consideration for the Reorganization pursuant to
Section 2.6 of the Reorganization Agreement; (iii) the non-fulfillment, non-performance or breach of any covenant, agreement, representation or warranty made any of the Wimmer Parties in the Acquisition Agreements; or (iv) any claim for indemnification by Graphic, WAC or Mercury pursuant to the Indemnification Agreement. All of the foregoing matters are hereinafter referred to collectively
as "Claims" or individually as a "Claim."   The Wimmer Parties shall be jointly
and severally liable to Graphic, WAC and Mercury for any and all Claims and all of the Escrow Shares shall be subject to the provisions hereof regardless of whether a Claim arises under the Acquisition Agreements, or the Indemnification Agreement.

     (b) Upon the occurrence of a Claim, Graphic shall deliver written notice thereof to Escrow Agent and the Wimmer Parties, which notice shall set forth the nature and amount of the Claim. If the Wimmer Parties do not notify Escrow Agent of their Objection (as herein defined) to a Claim, in writing, within fifteen (15) days after receipt of such written notice, Escrow Agent shall forthwith charge the Escrow Shares with the full amount of such Claim, remit the applicable Escrow Shares directly to Graphic and give written notice of such action to the Wimmer Parties. During the Term, Escrow Agent shall be authorized to rely solely upon written notice from Graphic, and in accordance with such written notice shall charge the Escrow Shares for the amount specified in such written notice if it receives no timely written Objection from the Wimmer Parties. An Objection to a Claim shall mean a written statement objecting to any Claim, with the specified reasons for such objection stated therein and signed by those Wimmer Parties holding at least a majority of the aggregate interests of the Wimmer Parties (treating the Company, the Shareholder and the Note Holders as one group).

     (c) In the event the Wimmer Parties shall deliver a timely Objection to Escrow Agent, such dispute shall be resolved as follows: (i) if such Claim relates to any adjustments made in the Closing Balance Sheet (as defined in the Reorganization Agreement), such dispute shall be resolved in the manner set forth in Section 2.6(b) of the Reorganization Agreement; and (ii) if such Claim relates to any matter for which Graphic, WAC or Mercury claims the right to indemnification under the Indemnification Agreement (other than for uncollected accounts or notes receivable as set forth above and in Section 2.6(c) of the Reorganization Agreement), such dispute shall be resolved in the manner set forth in Section 2.4 of the Indemnification Agreement. Upon resolution of any such disputes as herein provided, Escrow Agent shall distribute the Escrow Shares in accordance with such resolution. If the amount in dispute does not represent the full value of the Escrow Shares (determined as of the Closing Date in accordance with the Acquisition Agreements), Escrow Agent shall distribute to the Wimmer Parties such number of Escrow Shares (rounded to the nearest whole number of such shares) as may be in excess of the amount in dispute.

         (d) Upon the expiration of the Term (including any extensions), if all the Escrow Shares have not been returned to Graphic in accordance with the foregoing provisions of this Section 6, Escrow Agent shall deliver the remaining Escrow Shares to the Wimmer Parties based upon the percentages set forth on Exhibit "B" attached hereto. Graphic agrees to take such action as shall be necessary to assist Escrow Agent in reissuing the Escrow Shares, if any, in the names of the Wimmer Parties at the end of the Term.

         (e) Interest, income or dividends earned on Escrow Shares shall be paid, pro-rata, to Graphic or to the Wimmer Parties, as the case may be, based upon the respective amount of Escrow Shares paid or released to such party as compared to the total value of the Escrow Shares (determined as of the Closing Date in accordance with the Acquisition Agreements). Interest, income or dividends shall be distributed when the Escrow Shares are distributed.

     7.  Investment of Escrow Funds.  Escrow Agent shall hold the Escrow Shares
         --------------------------
delivered to it under the terms of this Escrow Agreement and invest any income or dividends thereon held by it hereunder in a mutual fund which invests solely in U.S. Government securities.

     8.  Agreement of Escrow Agent.   Escrow Agent shall be responsible only for
         -------------------------
the safekeeping and the investment of the Escrow Shares and the disbursements or delivery thereof in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice given to Escrow Agent.

     9.  Performance of Escrow Agent.
         ---------------------------

         (a) In performing its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to: (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party hereto given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder; or (ii) to any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provisions of this Escrow Agreement.

     (b) Graphic and the Wimmer Parties agree to indemnify and hold harmless Escrow Agent (each group being one-half responsible) against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and reasonable counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of the duties hereunder, including, without limitation any litigation arising from this Escrow Agreement or involving the subject matter hereof; except, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement, then, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses.

          (c) In the event of a dispute between any of the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court or arbitrator of competent jurisdiction all money or property in its hands under the terms of this Agreement, and may commence such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

     10.  Fees of Escrow Agent.  For its ordinary services hereunder (which
          --------------------
shall include receipt, investment and disbursement of the Escrow Shares in the manner described herein), Escrow Agent shall receive compensation of
_______________________.

     11.  Resignation of Escrow Agent.  Escrow Agent or any successor may resign
          ---------------------------
its position hereunder by giving ten (10) business days written notice to the parties hereto, and such resignation shall take effect at the end of such ten
(10) business days, provided the Escrow Shares have been tendered into the registry or custody of any court of competent jurisdiction or upon the earlier appointment of, and delivery of the Escrow Shares to, a successor. From and after the effective date of such resignation or appointment of a successor, Escrow Agent shall not be obligated to perform any of the duties of Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent.

     12.  Successor to Escrow Agent.  Any corporation resulting from any merger
          -------------------------
or consolidation to which Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of Escrow Agent or any successor, provided such corporation shall be a banking corporation, with trust powers, organized under the laws of the United States of America or of the State of Tennessee, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto.

     13.  Instructions and Notices.  In executing and performing its duties
          ------------------------
hereunder, Escrow Agent shall be entitled to rely upon instructions of Graphic, Mercury, WAC and the Wimmer Parties. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

If to Graphic:

Graphic Industries, Inc.
2155 Monroe Drive, N.E.
Atlanta, Georgia 30324
Attention: Mark C. Pope, IV, President

If to Mercury or WAC:

Mercury Printing Company, Inc.
2929 Convair Road
Memphis, Tennessee 38132
Attention: Mr. Bill Hyatt, President

In each of the above cases
with a copy to:

Lawrence M.  Gold, P.C.
100 Galleria Parkway
Suite 695
Atlanta, Georgia 30339

If to the Wimmer Parties:

The Wimmer Companies, Inc.
4210 B.F.Goodrich Blvd.
Memphis, Tennessee 38118


With a copy to:

Johnson, Grusin, Kee & Surprise
Suite 202, 780 Ridge Lake Blvd.
Memphis, Tennessee 38120
Attn: Martin A. Grusin, Esq.

If to Escrow Agent:

United American Bank
5384 Poplar Drive
Memphis, Tennessee
Attention: __________________

     Any notice sent by overnight messenger or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

     14.  Governing Law.  This Escrow Agreement shall be governed
          -------------
by and construed in accordance with the laws of the State of Tennessee.

     15.  Headings.  The headings in this Escrow Agreement are inserted for
          --------
convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision hereof.

     16.  Severability.  Each provision of this Escrow Agreement is
          ------------

intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

     17.  Counterparts.  This Escrow Agreement, and any amendment hereto, may be
          ------------
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.  Amendment.  No modification or amendment to this Escrow Agreement
          ---------
shall be valid unless produced in writing and signed by all of the parties hereto.

     19.  Successors.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to the Agreement or any other agreement or understanding among Graphic, Mercury, WAC and the Wimmer Parties, except as herein expressly provided. Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

     20.  Taxes.  The Wimmer Parties shall indemnify Graphic for any tax
          -----
liability relating to the income (other than from dividends) earned on the Escrow Shares which will be reported for tax purposes by Graphic, based upon the portion of Escrow Shares distributed to each party and such indemnification may be withdrawn from the income (other than from dividends) earned. Escrow Agent shall cause the Form 1099-Div to be issued to the Wimmer Parties for the dividends paid on the Escrow Shares during the term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written by the respective officers thereunder duly authorized.


                                   GRAPHIC INDUSTRIES, INC.


                                   By:
                                      --------------------------------

                                   Its:
                                       -------------------------------


                                   MERCURY PRINTING COMPANY, INC.


                                   By:
                                      --------------------------------

                                   Its:
                                       -------------------------------


                                   WIMMER ACQUISITION CORP.


                                   By:
                                      -------------------------------

                                   Its:
                                       ------------------------------




                                                               (SEAL)
                                   ----------------------------
                                   GLEN A.  WIMMER



                                   ESCROW AGENT:

                                   UNITED AMERICAN BANK OF MEMPHIS

                                   By:
                                      --------------------------------

                                   Its:
                                       -------------------------------

                                  Exhibit "A"


                        Signature Page for Note Holders




Name & Address              Principal Amount    Signature
- --------------              ----------------    ---------
                                of Notes
                                --------


Wimmer Brothers Company
4210 B.F. Goodrich Blvd.
Memphis, Tennessee 38118        $
                                 ----------     --------------
                                                J. Fred Wimmer
                                                General Partner

J. Fred Wimmer
- -------------------
- -------------------              -----------    --------------
                                                J. Fred Wimmer